SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant    ☒

Filed by a party other than the registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission

      Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under Rule 14a-12

Smithtown Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box.):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule, or registration statement no.:

(3)	Filing party:

(4)	Date filed:

PRELIMINARY COPY – Definitive proxy materials are intended to be released to Registrant’s shareholders on March 17, 2005

SMITHTOWN BANCORP, INC.

100 MOTOR PARKWAY, SUITE 160

HAUPPAUGE, NEW YORK 11788

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

TUESDAY, APRIL 21, 2005

To the Shareholders:

The Annual Meeting of Shareholders of Smithtown Bancorp, Inc. (the “Bancorp”), will be held at the Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 21, 2005, at 10:00 a.m., for the following purposes:

1.	The election of three directors to serve a term of three years.

2.	To consider and vote upon a proposal to amend the Bancorp’s Certificate of Incorporation in order to change the number of authorized Common Shares from 15,000,000 shares, par value $0.01 to 20,000,000 shares, par value $0.01.

3.	To consider and vote upon a proposal to adopt an equity compensation plan for the directors and certain officers of Bank of Smithtown.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 26, 2005, only shareholders of record at the close of business on March 14, 2005 shall be entitled to notice of and to vote at this meeting.

Dated: March 17, 2005

Hauppauge, New York

BY ORDER OF THE BOARD OF DIRECTORS

Bradley E. Rock
Chairman of the Board, President & Chief Executive Officer

SMITHTOWN BANCORP, INC.

100 MOTOR PARKWAY, SUITE 160

HAUPPAUGE, NEW YORK 11788

PROXY STATEMENT

GENERAL PROXY INFORMATION

This Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, Inc. (the “Bancorp”) of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 21, 2005, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. Bank of Smithtown (the “Bank”) is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 17 , 2005, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

Only shareholders of record as of the close of business on March 14, 2005 (the “Record Date”) will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 5,923,726 shares of common stock (“Common Shares”) issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one vote on each of the proposals presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

Voting of Proxy

All valid proxies received prior to the meeting will be voted in accordance with the specifications made thereon. If no choices are indicated on the proxy, it is intended that the shares of stock represented by the proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

A shareholder may vote his or her proxy by executing the accompanying form of proxy and returning it to Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788. A shareholder may also vote his or her proxy by telephone or electronically through the internet (as is permitted under New York State law and the Bancorp By-Laws) by following the instructions included on the accompanying form of proxy. A shareholder may revoke his or her proxy at any time prior to exercise of the authority conferred thereby: (1) by written notice received by the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788, if the proxy was executed and returned to the Bancorp, or (2) by re-voting his or her proxy if the proxy was originally voted by telephone or electronically through the internet, in which case the vote cast on the date that is closest to the date of the Annual Meeting will be the vote that is counted, or (3) by the shareholder’s oral revocation at the Annual Meeting.

Financial Statements

A copy of the Bancorp’s Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2004, has been mailed to the shareholders.

Matters To Be Voted On At The Meeting

There are three matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on: (1) the election of three directors, (2) an amendment to the Bancorp’s Certificate of Incorporation changing the number of authorized Common Shares from 15,000,000 shares, par value $0.01 to 20,000,000 shares, par value $0.01 and (3) the approval of the Smithtown Bancorp Restricted Stock Plan, an equity compensation plan for the directors and certain officers of Bank of Smithtown.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. With respect to the amendment to the Bancorp’s Certificate of Incorporation referred to in proposal (2) and the adoption of Smithtown Bancorp Restricted Stock Plan referred to in proposal (3), such amendment and Plan will be approved if a majority of the outstanding Common Shares vote in favor of those proposals.

With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality with respect to proposal (1) was obtained or if the majority, with respect to proposals (2) and (3) was obtained.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of nine members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

All nominees are presently serving as directors. Manny Schwartz, Barry M. Seigerman and Augusta Kemper were elected to their present term of office by the shareholders. The following directors, whose terms are expiring this year, are proposed for re-election for terms expiring in 2008: Augusta Kemper, Barry M. Seigerman and Manny Schwartz. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may vote for such substitute nominee as the Board of Directors may designate.

The Board of Directors recommends a vote FOR the election of all Nominees

(Proposal No. 1 on the Proxy)

TABLE I

Name and Age	Date Directorship Term Expires	Director Since (1)	Experience and Principal Occupation During Past 5 Years
NOMINEES
Augusta Kemper, 82	2008	1992	Horticulturist and Owner of Kemper Nurseries until retirement in 1985.

Barry M. Seigerman, 64	2008	1993	President & Chief Executive Officer Seigerman-Mulvey Co., Inc., Insurance agency, located in East Setauket, New York, which became a wholly-owned subsidiary of the Bank in August 2004.

Manny Schwartz, 62	2008	1998	President, Quality Enclosures, Inc., located Central Islip, New York; President, Sarasota Shower Door Company, Inc., and MSS Properties, located in Sarasota, Florida.

Name and Age	Date Directorship Term Expires	Director Since (1)	Experience and Principal Occupation During Past 5 Years
DIRECTORS CONTINUING IN OFFICE
Bradley E. Rock, 52	2006	1988	Chairman of the Board, President & Chief Executive Officer of the Bancorp and the Bank.

Sanford C. Scheman, 68	2006	2000	Principal, North Shore Orthopedic Surgery & Sports Medicine, PC; Chairman of the Board & Executive Director of St. James Plaza Nursing Facility; President, Copesetic Ventures, Inc.

Patricia C. Delaney, 46	2006	2000	Attorney in private practice in Hauppauge, New York. General Counsel to the Bancorp and the Bank since 1994.

Patrick A. Given, 60	2007	1989	Real Estate Appraiser and Consultant, Given Associates, located in Hauppauge, New York.

Robert W. Scherdel, 50	2007	1996	President & CEO Sunrest Health Facilities, Inc., located in Port Jefferson, New York. Vice President of Arden Food Corp. and President of GAT Realty Corp., a real estate investment firm until resignation in 2004.

Hyukmun Kwon, 63	2007	2003	Owner of Sunrise Golf, located in Smithtown, New York.

(1)	Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director of the Bank.

Board of Directors

The Board of Directors holds regular monthly meetings. The Board held seventeen meetings during 2004. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2004.

The Board of Directors has determined that the following directors are independent directors within the meaning of pertinent legal and regulatory standards: Patrick A. Given, Augusta Kemper, Hyukmun Kwon, Sanford C. Scheman, Robert W. Scherdel and Manny Schwartz.

Nominating Committee

The Nominating Committee consists of four members. Current members of the Committee are: Sanford C. Scheman (Chairman), Augusta Kemper, Robert W. Scherdel and Manny Schwartz. All members of the Nominating Committee are independent directors.

The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which was annexed to the Bancorp’s 2004 Proxy Statement. The Nominating Committee is responsible for identifying and evaluating prospective nominees for vacancies on the Board of Directors in accordance with the process set forth in its charter. The Nominating Committee did not hold a meeting during 2004.

The Nominating Committee may consider nominations for vacancies on the Board of Directors from shareholders. The procedure to be followed by a shareholder to submit a nominee to the Nominating Committee is set forth in “Shareholder Proposals and Nominations” set forth herein.

Compensation Committee Report on Executive Compensation

The Compensation Committee consists of four members. Current members of the Committee are: Robert W. Scherdel (Chairman), Augusta Kemper, Sanford C. Scheman and Manny Schwartz. All members of the Compensation Committee are independent directors. The Committee met once in 2004.

Executive Compensation Policy

In accordance with the Bank’s Performance Management Plan, all eligible employees, including executive officers, are eligible to receive incentive compensation awards. The awards are based upon the Bank’s overall performance, the performance of various departments within the Bank, as well as the performance of the employee. The Committee reviews the compensation that the Bank executive officers are eligible for pursuant to the Bank’s Performance Management Plan and approves the awards to the executive officers. With respect to the Bank’s executive officers’ salaries, the Committee reviews information regarding the compensation paid to other bank executives and the performance of other banks. The Committee then weighs the comparative data in light of the size, geographic location and performance of our Bank and the other banks, as well as the performance, experience, skills and abilities of the executive. Then our Bank’s data is applied to a formula that contains various measures of the Bank’s performance, including factors that measure profitability, growth and expense management. The Committee then determines whether the result is reasonable in light of the comparative data and all of the factors enumerated above.

Compensation of Chief Executive Officer

The Committee follows the same process in determining the compensation to be paid to the Chief Executive Officer as described above for the other executive officers. In addition, the Committee weighs the growth and profitability of the Bank during Mr. Rock’s tenure as Chief Executive Officer, as well as the increase in the market value of the Bancorp’s shares during Mr. Rock’s tenure.

Compensation Committee Interlocks and Insider Participation

Mr. Rock participated in discussions with the Compensation Committee and made recommendations to the Committee with respect to the compensation of executive officers. Mr. Rock did not participate in the deliberations or approval of the Committee or the Committee’s discussion with the Board concerning the compensation to be paid to him.

The foregoing report has been furnished by Robert W. Scherdel, Augusta Kemper, Sanford C. Scheman and Manny Schwartz.

COMPARISON OF CUMULATIVE TOTAL RETURNS OF THE BANCORP,

INDUSTRY INDEX AND BROAD MARKET INDEX

The following chart and table compare the total return to shareholders of Bancorp with NASDAQ Banking Index and the NASDAQ Composite Index.

Comparison of Cumulative Total Return of Bancorp, Industry Index, and Broad Market Index

	1/1/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Bancorp	100.00	116.822	144.860	200.935	324.112	474.766
NASDAQ Banking Index	100.00	105.520	116.153	121.398	157.736	175.074
NASDAQ Composite Index	100.00	112.671	88.950	60.907	91.366	99.213

ASSUMES $100 INVESTED ON JANUARY 1, 2000

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DECEMBER 31, 2004

Audit Committee

The Audit Committee, consisting of four directors, had thirteen meetings in 2004. The Audit Committee reviews the Bank’s financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department, the laws of the State of New York, federal Securities laws and regulations, and NASDAQ Rules. The members of the Audit Committee are: Robert W. Scherdel (Chairman), Hyukmun Kwon, Manny Schwartz and Sanford C. Scheman. All members of the Audit Committee are independent. The Chairman of the Committee, Mr. Scherdel, is an “audit committee financial expert” within the meaning of pertinent regulations.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is annexed to this Proxy Statement as Appendix A.

Audit Committee Report

With respect to the audited financial statements of the Bank as of December 31, 2004 and for the year then ended, the Audit Committee:

1. Has reviewed and discussed with the Bank’s management the audited financial statements;

2. Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Bank’s consolidated financial statements;

3. Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, (which relates to the auditor’s independence from the Bank) and has discussed with the auditors the auditors’ independence from the Bank;

Based on the review and discussions of the Bank’s audited financial statements with the Bank’s management and the independent auditors of the Bank referred to in (1) – (3) above, the Audit Committee recommended to the Board of Directors that the Bank’s audited financial statements be included in the Bank’s Annual Report on SEC Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services by the Bank’s independent auditors is compatible with maintaining auditor independence.

The foregoing report has been furnished by Robert W. Scherdel, Hyukmun Kwon, Sanford C. Scheman and Manny Schwartz. This report shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Bancorp specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

Director Compensation

Directors received an annual retainer of $12,000 paid on a monthly basis at a rate of $1,000 per month, together with an attendance fee of $300 for each Board meeting attended. The members of the Compensation Committee also received a fee of $250 for attendance at the Committee meeting. The members of the Audit Committee (other than Robert W. Scherdel) also received a fee of $250 per quarter for meetings attended during the quarter. Robert W. Scherdel received a fee of $350 per quarter for the Audit Committee meetings attended during the quarter. The members of the Bank’s Directors Loan Committee who are not officers of the Bank also received a fee of $250 for attendance at Committee meetings which were not held on the same day as Board meetings.

The Chief Executive Officer does not receive any directors’ fees.

The total amount of directors’ fees and other compensation paid during 2004 was $136,800.00.

Independent Auditors

Crowe Chizek and Company LLC (“Crowe Chizek”), Certified Public Accountants, were selected by the Board of Directors as the independent auditors for the Bank and the Bancorp in August 2003. Prior to that time, Albrecht, Viggiano Zurek & Co., P.C. (“AVZ”), Certified Public Accountants were the independent auditors for the Bank and the Bancorp, including part of 2003, until they were terminated in August 2003.

It is anticipated that Crowe Chizek will be selected as the independent auditors for the Bank and the Bancorp for 2005. Representatives of Crowe Chizek will be present at the Annual Meeting to answer questions and are free to make statements during the course of the meeting.

Relationship with Independent Auditors

In August, 2003 Albrecht, Viggiano Zurek & Co., P.C. (“AVZ”) was terminated as the independent auditors for the Bank and the Bancorp. During the two years ended December 31, 2004, there were no disagreements between the Bancorp and AVZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did any report of AVZ contain any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to its uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Audit Committee and approved by the entire Board.

A copy of the Form 8-K filed with the Securities and Exchange Commission on August 26, 2003 which includes a letter from AVZ confirming the above is annexed to this Proxy Statement as Appendix B.

Crowe Chizek has served as the independent auditors for the Bank and the Bancorp since August 26, 2003 and was the independent auditor for the Bank and the Bancorp for the year ended December 31, 2003 and December 31, 2004. There were no issues on which the Bancorp consulted with Crowe Chizek prior to their engagement as independent auditors.

Audit Fees

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2004 and the review of interim financial statements included in the Bancorp’s Forms 10Q during 2004, the Bancorp was billed a total of approximately $68,600.00 by Crowe Chizek.

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2003 and the review of interim financial statements included in the Bancorp’s Forms 10Q during 2003, the Bancorp was billed a total of approximately $28,000.00 by Crowe Chizek.

For professional services rendered for the review of the Bancorp’s financial statements for the fiscal year ended December 31, 2004, the Bancorp was billed a total of approximately $2,587.50 by AVZ.

For professional services rendered for the review of interim financial statements included in the Bancorp’s Forms 10Q during 2003, the Bancorp was billed a total of approximately $12,000.00 by AVZ.

Audit Related Fees

For professional services rendered in connection with the acquisition by the Bank of Seigerman-Mulvey Co., Inc. and review of the internal controls during 2004, the Bancorp was billed a total of approximately $45,000.00 by Crowe Chizek.

There were no fees billed by Crowe Chizek for services rendered for the fiscal year ended December 2003 for assurance and related services that reasonably related to the performance of the audit or review of the Bancorp’s financial statements that are not reported above.

There were no fees billed by AVZ for services rendered for the fiscal years ended December 31, 2003 or December 31, 2004 for assurance and related services that reasonably related to the performance of the audit or review of the Bancorp’s financial statements that are not reported above.

Tax Fees

The Bancorp was billed a total of $3,785.00 for services rendered by Crowe Chizek for fiscal year ended December 31, 2004 for professional services rendered in connection with the audit of the Bank’s 401K Plan and preparation of federal tax form 5500 for the Bank’s 401K Plan.

There were no fees billed by Crowe Chizek for tax related services for the fiscal year ended December 31, 2003.

The Bancorp was billed a total of $3,250.00 for services rendered by AVZ for fiscal year ended December 31, 2004 for professional services rendered in the connection with the Bank’s 401K Plan.

There were no fees billed by AVZ for tax related services for the fiscal year ended December 31, 2003.

All Other Fees

The Bancorp was billed a total of $11,500.00 for all other services rendered by Crowe Chizek for the fiscal year ended December 31, 2004 that are not set forth above. Those services were for the audit of the Bank’s Employee Stock Option Plan and consultation concerning Financial Accounting Standards Board Rule 91.

There were no fees billed by Crowe Chizek for any other services rendered for the fiscal year ended December 31, 2003 that are not set forth above.

There were no fees billed by AVZ for any other services rendered for the fiscal year ended December 31, 2003 or December 31, 2004 that are not set forth above.

All of the fees paid to AVZ and Crowe Chizek described above were reviewed and approved by the Audit Committee.

The Audit Committee has adopted a policy and procedure for the pre-approval of all audit and non-audit services to be rendered by the Bank’s independent auditors. The Audit Committee reviews the proposal for audit services to be provided by the independent auditors for the upcoming fiscal year and approves the services and the fees to be paid for the services. All proposals for non-audit services by the independent auditors are also reviewed and approved by the Audit Committee prior to being performed.

AMENDMENT TO THE BANCORP’S CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

(PROPOSAL NO. 2)

The Board of Directors recommends that Article FOURTH of the Bancorp’s Certificate of Incorporation be amended to change the number of shares of authorized capital stock from 15,000,000 shares, par value $0.01, to 20,000,000 shares, par value $0.01. The following description of this proposal is qualified in its entirety by reference to the proposed amendment to Article FOURTH of the Bancorp’s Certificate of Incorporation, set forth below.

At its meeting held on January 26, 2005, the Board of Directors adopted a resolution recommending to the shareholders an amendment to the Bancorp’s Certificate of Incorporation to increase the number of shares of authorized capital stock from 15,000,000 shares, par value $0.01, to 20,000,000 shares, par value $0.01.

As of February 1, 2005, the Bancorp’s authorized capital stock consisted of 15,000,000 Common Shares of which 5,923,726 Common Shares were issued and outstanding on February 1, 2005 and 100,000 Preferred Shares, par value $0.01 per share, none of which were issued and outstanding on February 1, 2005.

The Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes.

Reasons for the Amendment

There are several reasons why the Bancorp is seeking approval from its shareholders for the amendment to increase the authorized shares. One reason is to facilitate a future stock split of the Common Shares. Over the last six years, the common stock has been split four times. The Board of Directors has approved stock splits in the past because it believed at the time that the per share price level of the Common Shares had reduced the effective marketability of the shares. An increase in the number of Common Shares resulting from a stock split should decrease the per share price of the Common Shares, which may encourage greater interest in the new shares of common stock authorized and could possibly promote greater liquidity for the Bancorp’s shareholders. There can, however, be no assurance that the favorable effect described above will occur, or that a decrease in the price per share of newly authorized Common Shares resulting from a stock split would be maintained for any period of time.

Another reason to increase the number of authorized shares is to provide a sufficient number of authorized shares to affect a stock split and still maintain the number of authorized shares necessary for the implementation of the Shareholder Rights Plan in reaction to an unsolicited acquisition proposal. At the present time, the Bancorp does not have a sufficient number of shares to affect a stock split and to carry out the directive of the Shareholders Rights Plan. The increase in the authorized shares recommended by the Board of Directors would resolve that potential situation.

The Board also believes that it is desirable to increase the number of authorized capital stock of the Bancorp in order to have such stock available for future use in connection with possible acquisitions, financing, employee benefit plans, stock dividends or other purposes.

Although the Bancorp has no current plans, has made no arrangements and has not entered into any understandings whereby it would be required to issue any of the additional Common Shares created by the Amendment for any specific purpose, the Board of Directors believes that it is in the best interests of the Bancorp to affect the increase in the capital stock as stated above in order to meet possible contingencies and opportunities for which the issuance of shares may be deemed advisable. From time to time the Bancorp has given, and in the future is likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives through the public sale of equity securities. Because questions of timing are always central to whether or on what basis public financing is to be undertaken, the Bancorp wishes to obtain maximum flexibility in this regard by increasing its authorized capital stock at this time, thereby avoiding the need for, and the expense and delay occasioned by, a special shareholders’ meeting to take similar actions at a later time. It is intended that the additional Common Shares created by the Amendment would be subject to issuance at the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the shareholders, except as may be required by law or regulation or by the rules of The Nasdaq Stock Market Inc. or any stock exchange on which the Bancorp’s securities may then be listed.

The affirmative vote of the holders of a majority of the outstanding Common Shares is required to adopt the proposed amendment to the Certificate of Incorporation. If the amendment to Article FOURTH of the Bancorp’s Certificate of Incorporation is authorized, the first sentence of Article FOURTH will read as follows:

“FOURTH: Number of Shares. The aggregate number of shares which the corporation shall have authority to issue shall be 20,100,000, of which 20,000,000 shall be designated as Common Shares with a par value of one cent ($0.01) each and 100,000 shall be designated as Preferred Shares with a par value of one cent ($0.01) each.

The Board of Directors recommends a vote FOR the proposal to amend the

Bancorp’s Certificate of Incorporation to change the number of authorized

Common Shares from 15,000,000 shares, par value $0.01, to

20,000,000 shares, par value $0.01 (Proposal No. 2 on the Proxy)

APPROVAL OF SMITHTOWN BANCORP

RESTRICTED STOCK PLAN

(PROPOSAL NO. 3)

The Board of Directors of the Bancorp has adopted the Smithtown Bancorp Restricted Stock Plan (the “Plan”), subject to the approval of the Bancorp shareholders.

The purpose of the Plan is to promote the interests of the Bancorp by attracting, retaining and motivating officers of the Bank who are Senior Vice Presidents and higher, the Executive Secretary of the Chief Executive Officer of the Bank and any director of the Board of Directors of the Bank (“Eligible Employees and Directors”) by providing them with additional incentives for their continuing relationship with the Bank and aligning their interests and compensation with the long-term interests of shareholders. Eligible Employees and Directors will be eligible to receive awards (“Awards”) under the Plan, which consist of grants of restricted stock referred to in the Plan as “Plan Shares.” As of March 17, 2005, the Bank had approximately seven Senior Vice Presidents and above and nine directors.

The Plan provides the Bank with the opportunity to offer incentives to high level employees and to directors like those being offered by the Bank’s peers. Currently six out of seven of the publicly-traded banks headquartered on Long Island have stock-based compensation plans, with Bank of Smithtown being the only bank that does not have a stock-based compensation plan. In fact, thirty-eight out of forty-one of the publicly-traded banks and thrifts in New York State with assets over $400 million have stock-based compensation plans. The Board feels that, in order to continue to retain and attract talented executive officers and directors, the Bank needs to have a stock- based compensation plan similar to its competitors.

The following is a summary of the material features of the Plan, and is qualified in its entirety by reference to the complete text of the Plan set forth in Appendix C to this Proxy Statement.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Bank which is composed of four directors, all of whom (i) satisfy the requirements of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) meet any independence requirements promulgated by NASDAQ or by any stock exchange on which the Bancorp’s Common Stock is listed. The members of the Committee may be removed by the Board of Directors at the Board’s discretion. The Board, in its discretion, may also administer the Plan and, in such a case, has all of the rights, powers and authority of the Committee.

Subject to certain limitations, the Committee has the power and authority in its discretion to, among other things, (i) recommend to the Board of Directors the persons to whom Awards will be made, (ii) recommend to the Board of Directors the timing, terms and conditions of any Awards, including the number of Common Shares subject to any Award, (iii) interpret and administer the Plan and any instrument or agreement relating to the Plan or any Awards granted pursuant to the Plan, and (iv) establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan.

Based on the Committee’s recommendations, the Board of Directors shall determine the persons to whom Awards will be made and the time, terms, and conditions of any Awards, including the number of Common Shares subject to any Awards. Any director who is a candidate for an allocation of Common Shares pursuant to the Plan (“Plan Shares”) shall recuse himself or herself and not participate in the discussion or vote by the Committee or the Board as to the allocation of Plan Shares to that person.

Amendment

The Board may amend, suspend, or terminate the Plan at any time. However, no such action may affect adversely rights or obligations with respect to allocations previously made and no modification of the Plan will (i) increase the maximum number of Plan Shares reserved or (ii) change the provision in the Plan as to the total number of Plan Shares that may be allocated.

Maximum Number of Shares Available

Subject to adjustment as described below, the maximum number of Common Shares which may be issued with respect to Awards is one hundred thousand (100,000) (“Plan Shares Reserve”). If the Plan is approved by the shareholders, the Board intends to award a total of 4,600 Plan Shares to the Eligible Employees and Directors for 2005.

Should the Bancorp’s Common Shares, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Bancorp or of another company, the number of shares then remaining in the Plan Shares Reserve shall be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

If a recipient fails to pay the price, if any, determined by the Board to be paid for Plan Shares or any Plan Shares covered by an Award are forfeited, or any such shares are repurchased by the Bancorp, such shares of (or portion thereof) will again be available for issuance under the Plan.

Because the granting of Awards under the Plan will be entirely within the discretion of the Committee and the Board, it is not possible to determine those persons to whom Awards will be granted under the Plan or the number of Common Shares that will be subject to Awards that are granted under the Plan, nor is it possible to determine those persons to whom Awards would have been granted or the number of Common Shares that would have been subject to such Awards for the last completed fiscal year if the Plan had been in effect.

Description of restricted Common Shares awarded pursuant to the Plan

Awards of Plan Shares are grants of Common Shares that are subject to a risk of forfeiture or other restrictions that lapse upon the occurrence of certain events and the satisfaction of certain conditions, as determined by the Committee in its discretion. All awards of Plan Shares will be subject to restrictions as follows:

a. The restricted period during which the restricted Plan Shares that have been awarded may not be transferred shall be:

Percentage of Plan Shares on which restrictions lapse	Date on which restrictions lapse
20% of the Plan Shares	December 31 in year of allocation of Plan Shares

20% of the Plan Shares	December 31 of the first year after the year of allocation

20% of the Plan Shares	December 31 of the second year after the year of allocation

20% of the Plan Shares	December 31 of the third year after the year of allocation

20% of the Plan Shares	December 31 of the fourth year after the year of allocation

Notwithstanding the above, the Committee may recommend and the Board may substitute an alternative restricted period which may be longer or shorter than the above stated restricted period and other terms and conditions, at the Board’s sole discretion.

b. Such restrictions shall be lifted in the event of the death or disability of the recipient of the Award or in the event of a change in control as is set forth in the Plan.

c. Except as otherwise determined by the Board, all of the Plan Shares on which the restrictions have not lapsed shall be forfeited and all rights of the recipient to such shares shall terminate, without further obligation on the part of the Bancorp, unless the recipient remains in the continuous employment of the Bank for the entire restricted period or, in the event a director no longer serves as a director of the Bank, during the restricted period in relation to which such Plan Shares were granted.

Federal Income Tax Consequences

The following is a summary of the current federal income tax treatment related to grants of Awards under the Plan. This summary is not intended to, and does not, provide or supplement tax advice to participants. Participants in the Plan are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of any Awards under the Plan, including any state or local tax consequences and the effect, if any, of gift, estate and inheritance taxes.

No taxable income is realized by a participant upon the award of Common Shares pursuant to the Plan. Prior to the lapse of restrictions on such shares, any dividends received on such shares will be treated as ordinary compensation income. Upon the lapse of restrictions, the participant would include in ordinary income the fair market value of the shares issued pursuant to the Plan at the time the restrictions lapse.

Any participant in the Plan may, however, make an election under Section 83(b) of the Code (an “83(b) election”) within thirty days after receipt of Plan Shares to take into income in the year the restricted Plan Shares are transferred by the Bancorp to such participant an amount equal to the fair market value of the restricted Plan Shares on the date of such transfer (as if the restricted Plan Shares were unrestricted). If such election is made, the participant (i) will have no taxable income at the time the restrictions actually lapse, (ii) will have a capital gains holding period beginning on the transfer date restricted Plan Shares are transferred to the participant in the Plan, and (iii) will have dividend income with respect to any dividends received on such shares. If the restricted Plan Shares subject to the 83(b) election are subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

Any appreciation or depreciation in such shares from the time the restrictions lapse (or the 83(b) election is made) to their subsequent disposition should be taxed as a short-term or long-term gain or loss, as the case may be.

The Bancorp would be entitled to a federal income tax deduction for the year in which the participant realizes ordinary income with respect to the restricted Plan Shares in an amount equal to such income.

The Board of Directors recommends a vote FOR the approval of the Smithtown Bancorp Restricted Stock Plan.

(Proposal No. 3 on the Proxy).

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 1, 2005.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
Edith Hodgkinson 81 Governors Road Sea Pines Plantation Hilton Head, South Carolina 29928	378,960	6.38

Augusta Kemper 51 Mills Pond Road St. James, New York 11780	372,032	6.28

Elizabeth Radau 43 Edgewood Avenue Smithtown, New York 11787	319,988	5.40

Security Ownership of Management

The following table shows common stock ownership as of February 1, 2005, of all directors and executive officers of the Bancorp and the Bank as a group:

TABLE II

	Amount and Nature of Common Shares Beneficially Owned		Percent of Class
Robert J. Anrig	21,420	(1)(14)	*
Patricia C. Delaney	17,848	(2)	*
Anita M. Florek	26,736	(3)(14)	*
Patrick A. Given	38,167	(4)	*
Augusta Kemper	372,032	(5)	6.28
Hyukmun Kwon	10,000	(6)	*
Bradley E. Rock	63,975	(7)(14)	1.07
John A. Romano	12,716	(8)(14)	*
Sanford C. Scheman	47,296	(9)	*
Robert W. Scherdel	26,260	(10)	*
Manny Schwartz	39,228	(11)	*
Barry M. Seigerman	27,115	(12)	*
Thomas J. Stevens	22,647	(13)(14)	*
Thirteen directors and executive officers of the Bancorp and the Bank as a group	725,440		12.24

*	Represents less than 1% of the outstanding common stock of the class.

(1)	Includes 17,640 Common Shares as to which Robert J. Anrig has sole voting and investment power 3,780 Common Shares as to which Robert J. Anrig has no voting or investment power.

(2)	Includes 16,608 Common Shares as to which Patricia C. Delaney has sole voting and investment power and 240 Common Shares as to which Patricia C. Delaney has no voting or investment power.

(3)	Includes 6,144 Common Shares as to which Anita M. Florek has shared voting and investment power and 20,592 Common Shares as to which Anita M. Florek has no voting or investment power.

(4)	Includes 25,082 Common Shares as to which Patrick A. Given has shared voting and investment power, 236 Common Shares as to which Patrick A. Given has sole voting and investment power and 12,849 Common Shares as to which Patrick A. Given has no voting or investment power.

(5)	Includes 372,032 Common Shares as to which Augusta Kemper has sole voting and investment power.

(6)	Includes 5,600 Common Shares as to which Hyukmun Kwon has shared voting and investment power and 4,400 Common Shares as to which Hyukmun Kwon has sole voting and investment power.

(7)	Includes 11,000 Common Shares as to which Bradley E. Rock has sole voting and investment power and 52,975 Common Shares as to which Bradley E. Rock has no voting or investment power.

(8)	Includes 10,327 Common Shares as to which John A. Romano has shared voting and investment power and 2,389 Common Shares as to which John A. Romano has no voting and investment power.

(9)	Includes 44,825 Common Shares as to which Sanford C. Scheman has sole voting and investment power and 2,471 Common Shares as to which Sanford C. Scheman has no voting or investment power.

(10)	Includes 26,260 Common Shares as to which Robert W. Scherdel has sole voting and investment power.

(11)	Includes 23,328 Common Shares as to which Manny Schwartz has sole voting and investment power, 15,000 Common Shares as to which Manny Schwartz has shared voting or investment power and 900 Common Shares as to which Manny Schwartz has no voting or investment power.

(12)	Includes 27,115 Common Shares as to which Barry M. Seigerman has shared voting and investment power.

(13)	Includes 12,211 Common Shares as to which Thomas J. Stevens has sole voting and investment power and 10,436 Common Shares as to which Thomas J. Stevens has no voting or investment power.

(14)	The Common Shares for which the individual has no voting or investment power includes shares held for the individual in the Bank of Smithtown Employee Stock Ownership Plan.

Material Proceedings

There are no material proceedings to the best of management’s knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp’s stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

EXECUTIVE OFFICERS

The following table sets forth information as to each executive officer of the Bancorp and the Bank as of March, 2005.

TABLE III

Name	Age	Position

Bradley E. Rock	52	Chairman of the Board, President & Chief Executive Officer of the Bancorp since January 1992.

Anita M. Florek	54	Executive Vice President & Chief Financial Officer of the Bank since January 1993.

Robert J. Anrig	56	Executive Vice President & Chief Lending Officer of the Bank since April 1998.

Thomas J. Stevens	46	Executive Vice President & Chief Commercial Lending Officer of the Bank since July 1997.

John A. Romano	48	Executive Vice President & Chief Retail Officer since February 2000.

Executive Compensation

The table appearing below sets forth all compensation paid in 2004 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

TABLE IV

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)		Incentive Compensation (d)		Other Annual Compensation [1] (e)	All Other Compensation [2] (f)
Bradley E. Rock Chairman, President & CEO of the Bancorp and the Bank	2004 2003 2002	$ $ $	372,307.00 337,692.22 307,076.74	$ $ $	300,416.00 283,411.00 231,356.51	See Footnote 1	$ $ $	40,500.00 36,457.00 32,142.00
Robert J. Anrig Executive Vice President of the Bank	2004 2003 2002	$ $ $	169,230.00 159,384.70 151,438.60	$ $ $	115,034.00 108,523.00 92,359.71	See Footnote 1	$ $ $	21,446.00 19,981.00 18,837.00
Anita M. Florek Executive Vice President of the Bancorp and the Bank	2004 2003 2002	$ $ $	169,230.00 159,384.70 151,438.60	$ $ $	72,324.00 68,230.00 58,067.74	See Footnote 1	$ $ $	21,446.00 19,981.00 18,837.00
John A. Romano Executive Vice President of the Bancorp and the Bank	2004 2003 2002	$ $ $	148,615.00 131,076.84 119,230.64	$ $ $	70,234.00 55,218.00 43,893.72	See Footnote 1	$ $ $	17,962.00 15,932.00 14,438.00
Thomas J. Stevens Executive Vice President of the Bank	2004 2003 2002	$ $ $	144,384.00 136,461.52 129,439.08	$ $ $	100,798.00 95,092.00 80,929.06	See Footnote 1	$ $ $	18,347.00 17,093.00 16,004.00

Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in aggregate for any of such persons.

[1]	The aggregate amount of other compensation for the named executive officers does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported in columns (c) and (d).

[2]	Amounts reported represent the amount contributed by the Bank to the 401K plan and the Incentive Retirement Plan for the benefit of the executive officer.

Change of Control Agreements

The Bank has Agreements (the “Agreements”) with Bradley E. Rock, Anita M. Florek, Robert J. Anrig, John A. Romano, Thomas J. Stevens and certain other employees (collectively, the “Executives”) which would become effective in the event of a change in control of the Bancorp’s stock. The Agreements provide that if the Executives’ employment were terminated by the Bank subsequent to a change in control of the Bancorp for any reason other than cause, disability or death, or if the Executive elects to terminate his or her employment following a change in control of the Bancorp because of a diminution of the Executive’s compensation or responsibilities or following a breach by the Bank of the Agreement, the Executive would be entitled (a) to receive an amount equal to three times the sum of the Executive’s highest salary and incentive compensation paid in the three most recent years preceding the change in control, and (b) to receive an amount equal to the contributions and benefits that the Executive would have received for a three year period based on the benefits and contributions paid on the Executive’s behalf in the year preceding the Executive’s termination, and (c) to continue to participate in the health benefit plans of the Bank for a period of three years following termination. The Agreement between the Bank and Mr. Rock also provides that if at any time within one year after a change in control of the Bancorp Mr. Rock elects to terminate his employment with the Bank for any reason, he will receive the amounts and the benefits referred to in the previous sentence.

Certain Transactions

Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectablity or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of fifteen percent of the Bank’s equity capital account during the period of January 1, 2004, through December 31, 2004.

During the year 2004, Patricia C. Delaney, a director of the Bancorp, was retained as General Counsel for the Bancorp and the Bank and was paid approximately $67,560.75 for legal services rendered.

On August 31, 2004, the Bank purchased all of the shares of stock of all of the stockholders of Seigerman-Mulvey Co., Inc. Seigerman-Mulvey Co., Inc. (the “Agency”) is a 30 year old independent insurance agency which sells personal, commercial, property and casualty insurance products and offers financial investment services as permitted under New York State law. Barry M. Seigerman, a director of the Bancorp, owned 48.3% of the stock of Seigerman-Mulvey Co., Inc. and he was the President and Chief Executive Officer of that corporation. Pursuant to the terms of the agreement for the stock purchase between the Bank, Mr. Seigerman and the other two stockholders of the Agency, the purchase price paid by the Bank for the stock is made up of two components. The first component in the amount of $1,000,000.00, was paid by the Bank to the three stockholders of the Agency at the closing on the transaction in proportion to their percentage ownership interest in the stock of the Agency. The second component of the purchase price is the Earn Out Payments. The Bank has agreed to pay to Mr. Seigerman and the other two stockholders one hundred twenty percent of the net income before taxes of the Agency in each of the three years following the date of the closing. The purpose of structuring the purchase price with Earn Out Payments was to provide incentive to the stockholders to generate income for the Agency (upon which the payments are based), which at the same time adds to the Bank’s earnings. The Earn Out Payments will be paid to Mr. Seigerman and the other two stockholders within sixty days of the first, second and third anniversary date of the closing in proportion to the percentage ownership interest that they each had in the Agency. Mr. Seigerman and the other two stockholders each also entered into an employment agreement with the Agency. Each of them shall be employed by the Agency for a period of three years following the closing. Each employment agreement sets forth an annual salary and benefits to be provided to each person. The salary and benefits are comparable to what was being paid and provided to each person by the Agency just prior to the closing. The employment agreement sets forth the duties and services to be provided to the Agency by each person in keeping with his or her functions at the Agency prior to the closing. The employment agreements contain a covenant by each person not to compete with the Agency during the term of his or her employment and for a period of years following the termination of his or her employment. Mr. Seigerman acts as the President and Chief Executive Officer of the Agency. He also serves as a director on the Board of Directors of the Agency along with Bradley E. Rock, Anita M. Florek, John A. Romano and John K. Mulvey. As a result of this purchase, the Agency is now a wholly-owned subsidiary of the Bank.

Except as described above, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual’s or entity’s position with and/or ownership interest in the Bank or the Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Bancorp’s executive officers, directors, and certain stockholders owning more than 10% of any class of the Bancorp’s equity securities (“10% Stockholders”) to file reports with the SEC (“Reports”) indicating their ownership of securities of the Bancorp and any changes in such ownership. Executive officers, directors and 10% Stockholders (collectively, “Reporting Persons”) are required to provide copies of Reports filed by them to the Bancorp. Based solely upon a review of copies of all such Reports and amendments thereto filed during or with respect to the Bancorp’s most recent fiscal year and furnished to the Bancorp, as well as certain written representations provided to the Bancorp by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year.

RETIREMENT PLANS

The Employee Stock Ownership Plan (the “ESOP”) and the 401(k) plan cover full-time employees, including the named Executive Officers, who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

Benefits under the ESOP are based solely on the amount contributed by the Bank to the ESOP which is used to purchase Common Shares. A participant’s allocation is the total employer contribution multiplied by the ratio of that participant’s applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

The Bank also has an Incentive Retirement Plan which is a defined contribution plan under which retirement benefits are accrued for the executive officers of the Bank (in addition to those described above) and to the directors of the Bank. Benefits under the Incentive Retirement Plan are based solely on the amount contributed by the Bank to the Plan, which for executive officers is 10% of the officer’s salary (ie column (c) in the Summary Compensation Table) for the prior fiscal year and for directors is 25% of the director’s fees for the prior fiscal year. Benefits are not subject to deduction of social security or other offset amounts.

In addition, the Bank has a Supplemental Executive Retirement Plan (the “SERP”) for Bradley E. Rock. The SERP is a plan under which additional retirement benefits are accrued for Mr. Rock. Under the SERP, the amount of supplemental retirement benefits is based upon Mr. Rock’s average compensation (ie columns (c) and (d) in the Summary Compensation Table) during the three years prior to his retirement. Benefits are subject to deduction of social security and other offset amounts.

Based upon Mr. Rock’s current covered compensation, upon retirement at normal retirement age, he would receive under the SERP annual benefit payments of approximately $165,031.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder proposals to be included in the Proxy Statement and the Proxy for the 2006 Annual Meeting must be received by the Secretary of the Board of Directors by November 17, 2005.

Notice of shareholder proposals to be presented at the 2006 Annual Meeting must be received by the Secretary of the Board of Directors by January 30, 2006.

If a shareholder desires to recommend an individual as a nominee for director to the Board of Directors, the shareholder shall mail the recommendation to the Secretary of the Board of Directors. The recommendation must include the name, address (business and personal), age and occupation of the nominee and the number of shares of stock of the Bancorp owned by the nominee. The recommendation must also include such other information regarding the nominee as may reasonably be required by the Bancorp.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the members of the Board of Directors by mailing their communications to the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, Inc., 100 Motor Parkway, Suite 160, Hauppauge, New York 11788. All communications addressed to the attention of a particular director shall be forwarded to the director by the Bancorp’s Secretary.

The Bancorp does not have a policy that requires members of the Board of Directors to attend the Annual Meeting. All members of the Board of Directors are encouraged to attend the Annual Meeting. All members of the Board of Directors attended the Annual Meeting of the Bancorp held in April 2004.

OTHER BUSINESS

So far as the Board of Directors of the Bancorp now knows, no business other than that referred to herein will be transacted at the Annual Meeting. The persons named in the Board of Directors’ Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Annual Meeting according to their best judgment.

Dated: March 17, 2005

SMITHTOWN BANCORP, INC.

Bradley E. Rock Chairman of the Board, President & Chief Executive Officer

APPENDIX A

CHARTER

for the

Audit Committee

of the Board of Directors

of Bank of Smithtown

Section 1. Membership. The Audit Committee shall consist of at least four Directors, including the Chairman of the Board if there be one who is not an officer of the Bank. All members of the Committee shall be “independent directors” and at least one member of the Committee shall be a “financial expert” as defined by the pertinent legal and/or regulatory standards applicable at the time.

Section 2. Meetings. The Committee shall meet at least once each quarter at such times and places as it may choose. The Committee may meet more frequently as it deems advisable. Written agendas shall be prepared for each meeting, and minutes of the meetings shall be maintained.

Section 3. Internal Auditor. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Bank’s Internal Auditor. The Committee may hire one or more employees to perform this function or may retain an accounting firm for this purpose. In the event one or more employees perform the internal audit function, the Bank’s officers may make recommendations to the Committee with respect to the hiring, firing, discipline, performance reviews, promotion and compensation of such employees, but the full authority with respect to all of these matters rests with the Committee. In the event that the Committee retains an accounting firm to perform the internal audit function, it shall be a different firm than the firm selected by the Committee to perform the independent audit function. The Committee shall meet with the Internal Auditor at lease once each quarter to monitor progress with the internal audit program and schedule, to review the Internal Auditor’s written reports and management’s responses thereto, and to discuss any other relevant matters pertaining to the internal audit program.

Section 4. Independent Auditor. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Bank’s Independent Auditor. The accounting firm selected to perform the independent audit function shall report directly to the Committee. The Committee is charged with resolving any disagreements between management and the Independent Auditor regarding financial reporting or any other matters. The accounting firm that is retained by the Committee to perform the independent audit function may not, at the same time, perform any of the following non-audit services for the Bank or its holding company or any other subsidiary owned by the Bank or its holding company:

•	Bookkeeping or other services related to the accounting records or financial statements of the Bank.

•	Financial information systems design and implementation.

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports.

•	Actuarial services.

•	Internal audit services.

•	Management functions or human resources.

•	Broker or dealer, investment advisor or investment banking services.

•	Legal services and expert services unrelated to the audit.

•	Any other service determined by regulation to be impermissible.

Other non-audit services, such as tax services, can be performed by the Independent Auditor, but only with the prior approval of the Committee and disclosure to investors. Each year the Committee shall receive from the Independent Auditor a formal written statement delineating all relationships between the Independent Auditor and the Bank consistent with Independence Standards Board Standard 1.

The Committee shall monitor the progress of the work of the Independent Auditor and shall meet with the Independent Auditor at least once each year to discuss the firm’s findings. The Independent Auditor must make timely reports to the Committee during the audit process concerning: (1) critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (GAAP) discussed with management, including the ramifications of such treatment and the treatment preferred by the Independent Auditor; and (3) all other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

Section 5. Outside Advisors. The Committee may retain independent counsel and outside advisors.

Section 6. Committee Funding. The Bank shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Bank’s auditors and to any advisors retained by the Committee.

Section 7. Treatment of Complaints. Any complaints received by management regarding accounting, internal accounting controls or auditing matters shall be referred to the Audit Committee. Employees shall be informed in the Employee Handbook of how they can communicate directly with the Audit Committee, in a confidential and/or anonymous manner if they so choose, regarding questionable accounting, internal accounting controls or auditing matters. The Committee may take such steps to evaluate, investigate and/or respond to such complaints as it deems appropriate under the circumstances.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549	OMB APPROVAL
OMB Number: March 31, 2006 Estimated average burden hours per response . . 2.64

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 8/26/03

Smithtown Bancorp

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s telephone number, including area code 631-360-9300

SMITHTOWN BANCORP

INDEX

Item 1.	Changes in Control of Registrant – Not Applicable

Item 2.	Acquisition or Disposition of Assets – Not Applicable

Item 3.	Bankruptcy or Receivership – Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant

Item 5.	Other Events and Regulation FD Disclosure – Not Applicable

Item 6.	Resignations of Registrant’s Directors – Not Applicable

Item 7.	Financial Statements and Exhibits

Exhibit 1. Letter from Albrecht, Viggiano, Zureck & Company, P.C. to Securities and Exchange Commission dated August 28, 2003

Exhibit 2. Letter from Smithtown Bancorp to Securities and Exchange Commission dated August 28, 2003

Item 8.	Change in Fiscal Year – Not Applicable

Item 9.	Regulation FD Disclosure – Not Applicable

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable

Item 12.	Results of Operations and Financial Condition – Not Applicable

Item 4.	Changes in Registrant’s Certifying Accountant

On August 26, 2003, the Audit Committee of the Board of Directors of Smithtown Bancorp, Inc. (“the Company”) approved a change in auditors. The Board of Directors ratified the Audit Committee’s engagement of Crowe Chizek and Company LLC to serve as the Company’s independent public accountants and replacement of Albrecht, Viggiano, Zureck & Company, P.C. as the Company’s independent public accountants, effective immediately.

Albrecht, Viggiano, Zureck & Company, P.C. performed audits of the consolidated financial statements for the two years ended December 31, 2002 and 2001. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2002 , and from December 31, 2002 through the effective date of the Albrecht, Viggiano, Zureck & Company, P.C. termination, there have been no disagreements between the Registrant and Albrecht, Viggiano, Zureck & Company P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope and procedure, which disagreements would have caused Albrecht, Viggiano, Zureck & Company, P.C. to make reference to the subject matter of such disagreements in connection with its report.

Albrecht, Viggiano, Zureck & Company, P.C. has furnished a letter to the SEC dated August 28, 2003, stating that it agrees with the above statements, and is attached hereto as Exhibit 1.

During the two years ended December 31, 2002, and from December 31, 2002 through engagement of Crowe Chizek and Company LLC as the Registrant’s independent accountant, neither the Registrant nor anyone on its behalf had consulted Crowe Chizek and Company LLC with respect to any accounting, auditing or financial reporting issues involving the Registrant. In particular, there was no discussion with the Registrant regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.

Item 7.	Financial Statements and Exhibits

(a) Exhibits

1.	Letter of Albrecht, Viggiano, Zureck & Company, P.C. to Securities and Exchange Commission dated August 28, 2003.

2.	Letter of Smithtown Bancorp to Securities and Exchange Commission dated August 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 3, 2003	Smithtown Bancorp
(Registrant)

/S/ ANITA FLOREK
(Signature)*

JOHN J. ZURECK, CPA

GERALD C. SCHEINER, CPA

MICHAEL D. COLLINS, CPA

ROBERT M. McGRATH, CPA

THOMAS J. MURRAY, CPA

WILLIAM A. KLEIN, JR., CPA

JOHN J. KNOX, CPA

ROBERT T. QUARTE, CPA

STEPHEN A. ANTAKI, CPA

MEMBER OF THE

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

PEER REVIEW PROGRAM AND

SEC PRACTICE SECTION OF THE DIVISION FOR CPA FIRMS

INDEPENDENT MEMBER OF BKR INTERNATIONAL

OFFICES IN PRINCIPAL CITIES WORLDWIDE

Office of the Chief Accountant

Securities and Exchange Commission

450th Fifth Street, NW

Washington, DC 20549

Dear Sir:

We have reviewed and agree with the comments in Item 4 of the Form 8-K of Smithtown Bancorp, Inc., dated August 28, 2003 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Albrecht, Viggiano, Zureck & Company, P.C.
25 Suffolk Court
Hauppauge, New York 11788

cc:	Ms. Anita Florek, Chief Financial Officer

One East Main Street

Post Office Box 456

Smithtown, New York 11787-2801

direct dial: 631-360-9311

direct fax: 631-360-9399

Anita M. Florek

Executive Vice President

& Treasurer

August 28, 2003

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Dear Sir:

As of August 26, 2003, the accounting firm of Crowe Chizek and Company LLC has been engaged by the Audit Committee of Smithtown Bancorp as their independent accountants. They will be replacing Albrecht, Viggiano, Zureck and Company, P.C., who were dismissed as of August 26, 2003.

Sincerely,

Anita M. Florek

cc:	Wendy Campbell, Crowe Chizek and Company LLC

APPENDIX C

SMITHTOWN BANCORP

RESTRICTED STOCK PLAN

This Restricted Stock Plan is adopted by the Boards of Directors of Smithtown Bancorp, Inc., a New York corporation and Bank of Smithtown, a New York state chartered bank on January 26, 2005 and has been approved by the shareholders of Smithtown Bancorp, Inc. at the meeting of such shareholders held on April 21, 2005.

1.	Purpose

This Plan’s purpose is to keep certain personnel of experience and ability in the employ of Bank of Smithtown (the “Bank”) and directors of the Board of Directors of the Bank, also with experience and ability, and to compensate them for their contributions to the growth and profits of the Bank and thereby induce them to continue to make such contributions in the future.

2.	Definitions

For purposes of this Plan, the following terms will have the definitions set forth below:

a.	“Bank.” Bank of Smithtown.

b.	“Corporation.” Smithtown Bancorp, Inc.

c.	“Board.” The Bank’s Board of Directors. Each director of the Bank is also a director of the Corporation.

d.	“Committee.” The Compensation Committee as appointed from time to time by the Board, consisting of not less than four members. The Committee members must (1) satisfy the requirements of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (3) meet any independence standards promulgated by NASDAQ or by any stock exchange on which the Corporation’s common stock, par value $.01 per share, is listed. No member of the Committee shall be eligible for selection as a person to whom shares may be allocated pursuant to this Plan at any time while he is serving on the Committee, except as provided in paragraph 4(c) herein.

e.	“Date of Issuance.” This term shall have the meaning supplied by Section 6(c), below.

f.	“Plan.” The Smithtown Bancorp Restricted Stock Plan.

g.	“Plan Share.” The shares of common stock of the Corporation reserved pursuant to Section 3 thereof and any such shares issued to a Recipient pursuant to this Plan.

h.	“Recipient.” An employee or director of the Bank to whom shares are allocated under this Plan, or such individual’s designated beneficiary, surviving spouse, estate, or legal representative. For this purpose, however, any such beneficiary, spouse, estate, or legal representative shall be considered as one person with the employee or director, as the case may be.

i.	“Restricted Period.” This phrase shall have the meaning supplied by Section 7(c), below.

3.	Plan Share Reserve

a.	Plan Share Reserve. The Corporation will establish a Plan Share Reserve to which will be credited 100,000 shares of the common stock of the Corporation, par value $.01 per share. Should the shares of the Corporation’s common stock, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Corporation or of another corporation, the number of shares then remaining in the Plan Share Reserve shall be appropriately adjusted to reflect such action. If any such adjustment results in a fractional share, the fraction shall be disregarded.

b.	Adjustments to Reserve. Upon the allocation of shares hereunder, the Plan Share Reserve will be reduced by the number of shares so allocated, and upon the failure to make the required payment on the issuance of any Plan Shares pursuant to Section 6(a) (if any), upon the forfeiture of any such shares as provided in Section 7,d,iii hereof, or should any such Plan Shares be repurchased by the Corporation, the Plan Share Reserve shall be increased by such number of shares, and such Plan Shares may again be the subject of allocations hereunder.

c.	Distributions of Plan Shares. Distributions of Plan Shares, as the Board shall in its sole discretion determine, may be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Plan Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4.	Eligibility and Making of Allocations

a.	Eligible Employees and Directors. Any salaried executive employee of the Bank who is a Senior Vice President or higher, the Executive Secretary of the Chief Executive Officer of the Bank, and any director of the Board (“Eligible Employees and Directors”) shall be eligible to receive an allocation of Plan Shares pursuant to the Plan.

b.	Selection by the Committee. From the employees eligible to receive allocations pursuant to the Plan, the Committee may from time to time select those employees to whom it recommends that the Board make allocations. Such recommendations shall include a recommendation as to the number of Plan Shares that should be allocated to each such individual. In selecting those employees whom it wishes to recommend for allocations and in determining the number of Plan Shares it wishes to recommend, the Committee shall consider the position and responsibilities of the eligible employees, the value of their services to the Bank and such other factors as the Committee deems pertinent.

In addition, the Committee may make recommendations with regard to directors of the Board who shall receive allocations under the Plan.

c.	Review by Board of Committee’s Recommendations. As promptly as practicable after the Committee recommends making allocations pursuant to (b), above, the Board will review the Committee’s recommendations and, in the Board’s discretion, allocate to the employees and directors the Board selected from those employees and directors recommended by the Committee, a number of Plan Shares not in excess of the number recommended for each employee or director by the Committee. The date of such action by the Board shall be the “date of allocation,” as that term is used in this Plan. Notwithstanding any other provision herein, any director who is a candidate for an allocation of Plan Shares shall recuse himself or herself and not participate in the discussion or vote by the Committee or the Board as to the allocation of Plan Shares to that person.

d.	Limit on Number of Allocable Shares. The total number of Plan Shares which may be allocated pursuant to this Plan will not exceed the amount available therefore in the Plan Share Reserve.

5.	Form of Allocations

a.	Number Specified. Each allocation shall specify the number of Plan Shares subject thereto, subject to the provisions of Section 4.

b.	Notice. When an allocation is made, the Board shall advise the Recipient and the Corporation thereof by delivery of written notice in the form of Exhibit A hereto annexed, with such revisions as the Committee may determine.

6.	Payment Required of Recipients

a.	Acceptance of Allocation. Within 15 days from the date of allocation, the Recipient shall, if he or she desires to accept the allocation, furnish written notice to the Bank of such acceptance. In the event the Board determines that a Recipient should make a payment for such Plan Shares, the Recipient, within fifteen (15) days of the allocation, shall, if he or she desires to keep the allocation, pay to the Corporation the amount determined to be the purchase price of the Plan Shares allocated, by certified or bank’s cashier’s check, at the offices of the Corporation’s Treasurer.

b.	Investment Purpose. The Corporation may require that, in acquiring any Plan Shares, the Recipient agree with, and represent to, the Corporation that the Recipient is acquiring such Plan Shares for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such shares except for such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of any Recipient. Such shares shall be transferable thereafter only if the proposed transfer is permitted under the Plan and if, in the opinion of counsel (who shall be satisfactory to the Corporation), such transfer at such time complies with applicable securities laws.

c.	Written Agreement/Date of Issuance. Concurrently with making payment of the purchase price of Plan Shares pursuant to Section 6(a), if such payment is required, the Recipient shall deliver to the Corporation, in duplicate, an agreement in writing, signed by the Recipient, in form and substance as set forth in Exhibit B, below, with such revisions as the Committee may determine, and the Corporation will promptly acknowledge its receipt thereof. The date of such delivery and receipt shall be deemed the “Date of Issuance,” as that phrase is used in this Plan, of the Plan Shares to which the shares relate. The failure to make such payment and delivery within 15 days from the date of allocation shall terminate the allocation of such shares to the Recipient.

7.	Restrictions

a.	Transfer/Issuance. Plan Shares, after the making of the payment and representation required by Section 6, if required, will be promptly issued or transferred and a certificate or certificates for such shares shall be issued in the Recipient’s name. The Recipient shall thereupon be a shareholder of all the shares represented by the certificate or certificates. As such, the Recipient will have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions (subject to Section 7(b)) paid with respect to them, provided, however, that the shares shall be subject to the restrictions in Section 7(d). Stock certificates representing Plan Shares will be imprinted with a legend stating that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with this Plan’s terms, and each transfer agent of the Common Stock shall be instructed to like effect in respect of such shares. In aid of such restriction, the Recipient shall, immediately upon receipt of the certificate(s) therefor, deposit such certificate(s) together with a stock power or other instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Committee, the expenses of such escrow to be borne by the Corporation.

b.	Stock Splits, Dividends, etc. If, due to a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient, as the owner of Plan Shares subject to restrictions hereunder, shall be entitled to new, additional, or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new, additional, or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, also shall be imprinted with a legend as provided in Section 7(a) and deposited by the Recipient as set forth above. When the event(s) described in the preceding sentence occur, all Plan provisions relating to restrictions and lapse of restrictions will apply to such new, additional, or different shares or securities to the extent applicable to the shares with respect to which they were distributed, provided, however, that if the Recipient shall receive rights, warrants or fractional interests in respect of any of such Plan Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such fractional interests may be settled, by the Recipient free and clear of the restrictions hereafter set forth.

c.	Restricted Period. The term “Restricted Period” with respect to restricted Plan Shares (after which restrictions shall lapse) means a period starting on the Date of Issuance of such shares on an annual basis to the Recipient and ending in accordance with the following schedule:

% of Plan Shares on Which Restrictions Lapse	Date on which Restrictions Lapse

20% of the Plan Shares	December 31 in year of allocation of Plan Shares

20% of the Plan Shares	December 31 of the first year after the year of allocation

20% of the Plan Shares	December 31 of the second year after the year of allocation

20% of the Plan Shares	December 31 of the third year after the year of allocation

20% of the Plan Shares	December 31 of the fourth year after the year of allocation

Notwithstanding the foregoing, the Committee may recommend and the Board may substitute an alternative Restricted Period which may be longer or shorter than the above stated Restricted Period, at the Board’s sole discretion (and revise Exhibit A accordingly).

d.	Restrictions on Plan Shares. The restrictions to which restricted Plan Shares shall be subject are:

Unless otherwise determined by the Committee, the Recipient shall have all rights of a shareholder with respect to the shares of restricted Plan Shares, including the right to receive dividends and the right to vote such Plan Shares, subject to the following restrictions:

i.	The Recipient shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth by the Board with respect to such Plan Shares;

ii.	None of the Plan Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in the Notice in Exhibit A with respect to such Plan Shares; and

iii.	Except as otherwise determined by the Board, all of the Plan Shares on which the Restrictions have not lapsed shall be forfeited and all rights of the Recipient to such Plan Shares shall terminate, without further obligation on the part of the Corporation, unless the Recipient remains in the continuous employment of the Corporation, the Bank or another subsidiary of the Corporation for the entire Restricted Period or, in the event a director no longer serves as a director of the Corporation, during the Restricted Period in relation to which such Plan Shares were granted.

iv.	Such other restrictions as the Board may determine in the Board’s discretion, prior to the issuance of any Plan Shares.

e.	Lapse of Restricted Period. Notwithstanding any other provision herein, the restriction set forth in Section 7(d) hereof, with respect to the Plan Shares to which such Restricted Period was applicable, will lapse

i.	as to such shares in accordance with the time(s) and number(s) of shares as to which the Restricted Period expires, as described in Section 7(c) or as otherwise determined by the Board, or

ii.	as to such shares in the event of the Recipient’s death or Disability, or a Change in Control occurs.

For purposes of this Agreement, “Disability” means a disability that would qualify as a total and permanent disability under the long term disability plan then in effect at the Bank for Bank employees at the onset of such total and permanent disability.

For purposes of this Agreement, “Change in Control” means the occurrence of any one of the following events:

(i)	individuals who, on the date this Plan is approved as set forth above, (the “Approval Date”), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Approval Date whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

(ii)	any “Person” (as defined under Section 3 (a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Corporation or any entity in which the Corporation directly or indirectly beneficially owns more than 50% of the voting securities or interests (a “Subsidiary”), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Corporation or any Subsidiary, (C) by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii)	the shareholders of the Corporation approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:

(A)	more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Corporation Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination.

(B)	no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and

(C)	at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or a sale of all or substantially all of the Corporation’s assets.

Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable.

Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of Corporation of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; provided, that if after the acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person to 35% or more, a change in control of the Corporation shall then occur.

f.	Transfers Upon Death of Recipient. Nothing in this Plan will preclude the transfer of restricted Plan Shares, on the Recipient’s death, to the Recipient’s legal representatives or estate, nor preclude such representatives from transferring any of such shares to the person(s) entitled thereto by will or the laws of decent and distribution.

g.	Delivery of Written Notice. All notices in writing required pursuant to this Section 7 will be sufficient only if actually delivered or if sent via registered or certified mail, postage prepaid, to the Corporation, attention Corporate Treasurer, and/or escrow agent at its principal office at 100 Motor Parkway, Suite 160, Hauppauge, New York 11788, and will be conclusively deemed given on the date of delivery, if delivered or on the first business day following the date of such mailing, if mailed.

8.	Finality of Determination

The Committee will interpret and administer this Plan and construe its provisions, and any instrument or agreement relating to the Plan and any Awards granted pursuant to the Plan, and the Committee may establish, amend, suspend, or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan. Any determination by the Committee (except insofar as it will make recommendations only) in carrying out, administering, or construing this Plan will be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives. Notwithstanding the foregoing, the Board may administer the Plan and construe its provisions and have all other rights, powers, and authority granted to the Committee under the terms of this Plan at the sole discretion of the Board, and in such case, the Board shall have all of the rights, powers, and authority of the Committee.

9.	Limitations

a.	No Right to Allocation. No person will at any time have any right to receive an allocation of Plan Shares hereunder and no person will have authority to enter into an agreement for the making of an allocation or to make any representation or warranty with respect thereto.

b.	Rights of Recipients. Recipients of allocations will have no rights in respect thereof other than those set forth in the Plan. Except as provided in Sections 6(b) or 7(f), such rights may not be assigned or transferred except by will or by the laws of descent and distribution. If any attempt is made to sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Plan Shares held by the Recipient under restrictions which have not yet lapsed, the shares that are the subject of such attempted disposition will be deemed to be forfeited. Before issuance of Plan Shares, no such shares will be earmarked for the Recipients’ accounts nor will such Recipients have any rights as stockholders with respect to such shares.

c.	No Right to Continued Employment. Neither the Corporation’s or the Bank’s action in establishing the Plan, nor any action taken by either or the Board or the Committee under the Plan, nor any provision of the Plan, will be construed as giving to any person the right to be retained in the employ of the Corporation, the Bank, or any other subsidiary of the Corporation.

10.	Amendment, Suspension, or Termination of Plan

The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that such amendment will not affect adversely rights or obligations with respect to allocations previously made; and provided further, that no modification of the Plan by the Board without approval of the stockholders will (i) increase the maximum number of Plan Shares reserved pursuant to Section 3 or (ii) change the provisions of Section 4 with respect to the total number of Plan Shares that may be allocated under the Plan.

11.	Governing Law

The Plan will be governed by the laws of the State of New York.

12.	Expenses of Administration

All costs and expenses incurred in the operation and administration of this Plan will be borne by the Corporation.

13.	Registration of Plan Shares

a.	Registration Requirement. If the Corporation determines at any time to register any of its securities under the Securities Act of 1933 (or similar statute then in effect) the Corporation, at its expense, will include among the securities which it then registers all Plan Shares or other stock or securities issues in respect thereof, in exchange therefore, or in replacement thereof as to which the Restricted Period has expired. The requirement of the preceding sentence, however, will not apply to the extent that any Recipient at that time has no present intent to sell or distribute the relevant shares. Also, in the case of stock or securities not of the Corporation, the Corporation’s obligation under this Section 13 will be limited to using its best efforts to effect such registration.

b.	Written Notification. As to each registration pursuant to this Section 13, the Corporation will keep the Recipients advised in writing as to the initiation of proceedings for such registration and as to the completion thereof, and at its expense will keep such registration effective for a period of nine months, or until all sales and distributions contemplated in connection therewith are completed, whichever period is shorter. Each Recipient will at his own expense furnish to the Corporation such information regarding the Recipient and the Recipient’s ownership of Plan Shares (or other stock or securities) as the Corporation may reasonably request in writing in connection with any such registration.

c.

Prospectus; Indemnification. The Corporation, at its expense, will furnish to each Recipient such number of prospectuses incident to any such registration as such Recipient from time to time reasonably may request. In addition, the Corporation will indemnify each such Recipient against all claims, losses, damages, and liabilities caused by any untrue statement of a material fact contained in such prospectus (or in any related registration statement) or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Corporation by such Recipient expressly for use therein. Further, as a condition precedent to the obligations of the Corporation pursuant to this Section 13, each Recipient will agree in writing to indemnify the Corporation against all claims, losses, damages and liabilities caused by an untrue statement or omission based upon information furnished to the Corporation by such Recipient expressly for use therein.

The foregoing Plan was adopted and approved as set forth in the first paragraph hereof and is effective as of the date of approval by the shareholders of the Corporation as set forth above.

BANK OF SMITHTOWN	SMITHTOWN BANCORP, INC.

By:	By:
Printed Name:_____________________________________________	Printed Name:____________________________________________
Title:	Title:

EXHIBIT “A”

SMITHTOWN BANCORP NOTICE OF ALLOCATION UNDER

RESTRICTED STOCK PLAN AND PROSPECTUS

To:	1. , Recipient, and

2. Treasurer, Smithtown Bancorp, Inc.

This is to advise you that the Smithtown Bancorp, Inc.’s Board of Directors has on the date of this notice allocated to the Recipient above named a total of                      Plan Shares under and pursuant to the Restricted Stock Plan with a purchase price of $                     per share and with restrictions (“Restrictions”) on such Plan Shares as set forth in the Smithtown Bancorp Restricted Stock Plan, a copy of which is being furnished to you.

You may obtain, without charge, upon written or oral request, the following documents, all of which are incorporated herein by reference:

1.	Smithtown Bancorp, Inc.’s annual report on Form 10-K for the year ended December 31, _______;

2.	All reports filed by Smithtown Bancorp, Inc. pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the annual report on Form 10-K referred to in Item 1 above;

3.	All documents filed by Smithtown Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the annual report on Form 10-K referred to in Item 1 above;

4.	Smithtown Bancorp, Inc.’s most recent Annual Report to Shareholders.

The Restricted Period and the date on which the Restrictions on such Plan Shares shall expire is follows:

% of Plan Shares on Which Restrictions Lapse	Date on which Restrictions Lapse
20% of the Plan Shares	December 31 in year of allocation of Plan Shares

20% of the Plan Shares	December 31 of the first year after the year of allocation

20% of the Plan Shares	December 31 of the second year after the year of allocation

20% of the Plan Shares	December 31 of the third year after the year of allocation

20% of the Plan Shares	December 31 of the fourth year after the year of allocation

For these shares to be issued, the Recipient must make payment of $                     and deliver to the Treasurer of the Corporation an agreement in duplicate, in the form as Exhibit B hereto, within 15 days from the date of this notice.

Smithtown Bancorp, Inc.

Date:
Printed Name:
Title:

EXHIBIT “B”

SMITHTOWN BANCORP

RESTRICTED STOCK PLAN

To:	Treasurer, Smithtown Bancorp, Inc.

Enclosed is the sum of $                    , being equal to the purchase price of                      Plan Shares allocated to and purchased by me pursuant to the Corporation’s Restricted Stock Plan. Upon receipt of these Plan Shares, I will deposit them, together with a stock power duly endorsed in blank with an escrow agent appointed pursuant to Section 7(a) of the Plan. I represent and agree that I am acquiring these Plan Shares for investment and that I have no present intention to transfer, sell or otherwise dispose of such shares, except as permitted pursuant to the Plan and in compliance with applicable securities laws. I agree further that I have received a copy of the Plan and I am acquiring these shares in accordance with, and subject to, the terms, provisions and conditions of said Plan, to all of which I hereby expressly assent. The undersigned further acknowledges that he/she has received and/or had the opportunity to review the following documents:

1.	Smithtown Bancorp, Inc.’s annual report on Form 10-K for the year ended December 31, _______;

2.	All reports filed by Smithtown Bancorp, Inc. pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the financial statements in the annual report on Form 10-K referred to in Item 1 above;

3.	All documents filed by Smithtown Bancorp, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the annual report on Form 10-K referred to in Item 1 above;

4.	Smithtown Bancorp, Inc.’s most recent Annual Report to Shareholders.

These agreements will bind and inure to the benefit of my heirs, legal representatives, successors, and assigns.

My address of record is:

My Social Security Number is:

Recipient:

Printed Name:

Receipt of the above, together with the payment referred to, is hereby acknowledged.

Smithtown Bancorp, Inc.

By:

Date:

THIS PROXY IS SOLICITED BY

BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held

Tuesday, April 21, 2005

The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Albert Brayson II, Dev Chitkara and George H. Duncan or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on March 14, 2005, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788, on April 21, 2005, at 10:00 a.m., or any adjournment thereof.

1.	ELECTION OF Augusta Kemper, Barry M. Seigerman and Manny Schwartz, as Directors

☐	For ALL NOMINEES.	The Board recommends a vote FOR All Nominees
☐	Against ALL NOMINEES.
☐	For ALL NOMINEES EXCEPT	__________________________________________
	(i.e. authority is withheld from)	__________________________________________

2.	AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

☐	For proposal	The Board recommends a vote FOR Proposal No. 2
☐	Against proposal	__________________________________________
☐	Abstain	__________________________________________

3.	APPROVAL OF ADOPTION OF THE SMITHTOWN BANCORP RESTRICTED STOCK PLAN

☐	For proposal	The Board recommends a vote FOR Proposal No. 3
☐	Against proposal	__________________________________________
☐	Abstain	__________________________________________

4.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Unless otherwise specified, this Proxy will be voted for the election of the nominated directors and proposals (2) and (3) above and in the discretion of the persons in whose favor this Proxy is granted upon matters that may properly come before the meeting.

Dated:	, 2005
	(Please insert date)		L.S.
Signature of Shareholder

L.S.
Signature if Held Jointly

Number of persons attending meeting_________________

This Proxy should be returned in the enclosed envelope, unless it is voted by telephone or electronically through the internet.